SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT ("Amendment") is made as of this 10th day of March, 2016 by and among Rocket Fuel Inc. ("Borrower"), the Lenders (as defined below) party hereto and Comerica Bank, as administrative agent for the Lenders (in such capacity, "Agent").

RECITALS

A. Borrower has entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 31, 2014, with Agent, the financial institutions from time to time signatory thereto (collectively, the "Lenders" and each, individually, a "Lender") and Silicon Valley Bank, as Syndication Agent, under which the Lenders extended (or committed to extend) credit to Borrower, as set forth therein, and as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement and Second Amendment to Security Agreement, dated as of March 13, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

B. Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement, including, refinancing and repaying in full the outstanding principal balance of the Term Loan with an Advance under the Revolving Credit and amending certain financial covenants.

C. Agent and Lenders are willing to do so, but only on the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:

1. Section 1.1 of the Credit Agreement is hereby amended as follows:

   (a) The following definitions in Section 1.1 are hereby amended and restated in their entirety as follows:

   "'Advance(s)' shall mean, as the context may indicate, a borrowing requested by the Borrower, and made by the Revolving Credit Lenders under Section 2.1 hereof or the Swing Line Lender under Section 2.5 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 or 2.5 hereof, and any advance deemed to have been made in respect of a Letter of Credit under Section 3.6(c) hereof, and shall include, as applicable, a Eurodollar-based Advance, a Base Rate Advance and a Quoted Rate Advance."

   "'Applicable Interest Rate' shall mean, (i) with respect to each Revolving Credit Advance, the Eurodollar-based Rate or the Base Rate, and (ii) with respect to

each Swing Line Advance, the Base Rate or, if made available to the Borrower by the Swing Line Lender at its option, the Quoted Rate, in each case as selected by the Borrower from time to time subject to the terms and conditions of this Agreement."

"'Borrowing Base' shall mean, as of any date of determination thereof, an amount equal to the lesser of (i) eighty five percent (85%) of Eligible Accounts or (ii) the Revolving Credit Aggregate Commitment; provided that (x) the Borrowing Base shall be determined on the basis of the most current Borrowing Base Certificate required or permitted to be submitted hereunder, and (y) the amount determined as the Borrowing Base shall be subject to, without duplication, any reserves for contras/offsets, drop ship receivables, potential offsets due to customer deposits, discount arrangements, chargebacks, disputed accounts (or potential chargebacks or disputed accounts), and such other reserves as reasonably established by the Agent, at the direction or with the concurrence of the Majority Revolving Lenders from time to time, including, without limitation any reserves or other adjustments established by the Agent or the Majority Revolving Credit Lenders on the basis of any subsequent collateral audits conducted hereunder, all in accordance with ordinary and customary asset-based lending standards, as reasonably determined by the Agent and the Majority Revolving Credit Lenders."

"'Interest Period' shall mean (a) with respect to a Eurodollar-based Advance, a Eurodollar-Interest Period, commencing on the day a Eurodollar-based Advance is made, or on the effective date of an election of the Eurodollar-based Rate made under Section 2.3 hereof, and (b) with respect to a Swing Line Advance carried at the Quoted Rate, an interest period of 30 days (or any lesser number of days agreed to in advance by the Borrower, the Agent and the Swing Line Lender); provided, however that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to an Interest Period in respect of a Eurodollar-based Advance, if the next succeeding Business Day falls in another calendar month, such Interest Period shall end on the next preceding Business Day, (ii) when an Interest Period in respect of a Eurodollar-based Advance begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period in respect of any Advance shall extend beyond the Revolving Credit Maturity Date."

"'Lenders' shall have the meaning set forth in the preamble, and shall include the Revolving Credit Lenders, the Swing Line Lender and any assignee which becomes a Lender pursuant to Section 13.7 hereof."

"'Liquidity' shall mean, as of the relevant date of determination, the sum of (a) Cash on the balance sheet of the Borrower, and (b) the aggregate amount of gross accounts receivable less reserves in accordance with GAAP."

"'Liquidity Ratio' shall mean, the ratio of (a) Liquidity to (b) the sum of (i) accounts payable in accordance with GAAP (including all accrued media expenses related to cost of sales) and (ii) all Indebtedness owing to the Lenders."

"'Majority Lenders' shall mean at any time, Lenders holding more than 50% of the Revolving Credit Aggregate Commitment (or, if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the aggregate principal amount outstanding under the Revolving Credit); provided that, for purposes of determining Majority Lenders hereunder, the Letter of Credit Obligations and principal amount outstanding under the Swing Line shall be allocated among the Revolving Credit Lenders based on their respective Revolving Credit Percentages; provided further that so long as there are fewer than three Lenders, considering any Lender and its Affiliates as a single Lender, "Majority Lenders" shall mean all Lenders. The Revolving Credit Aggregate Commitment of, and portion of the Indebtedness attributable to, any Defaulting Lender shall be excluded for purposes of making a determination of "Majority Lenders"; provided that the amount of any participation in any Swing Line Advance and any Letter of Credit Obligations that a Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or Issuing Lender, as the case may be, in making a determination under this definition."

"'Notes' shall mean the Revolving Credit Notes and the Swing Line Note."

"'Percentage' shall mean, as applicable, the Revolving Credit Percentage or the Weighted Percentage."

"'Weighted Percentage' shall mean with respect to any Lender, its weighted percentage calculated by dividing (i) its Revolving Credit Commitment Amount by (ii) the Revolving Credit Aggregate Commitment (or, if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the aggregate principal amount outstanding under the Revolving Credit, including any outstanding Letter of Credit Obligations and outstanding Swing Line Advances). Schedule 1.2 reflects each Lender's Weighted Percentage and may be revised by the Agent from time to time to reflect changes in the Weighted Percentages of the Lenders."

(b) The following definitions in Section 1.1 are hereby deleted in their entirety as follows:

"Majority Term Loan Lenders"

"Term Loan"

"Term Loan Advance"

"Term Loan Amount"

"Term Loan Lenders"

"Term Loan Maturity Date"

"Term Loan Notes"

"Term Loan Percentage"

"Term Loan Rate Request"

"Term Loan Reserve"

2. Section 2.12(i) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

   "*(i) Reserved.*"

3. Article 4 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

   "4. Reserved."

4. Section 7.9 of the Credit Agreement is hereby amended as follows:

   (a) Section 7.9(a) is hereby amended and restated in its entirety as follows:

   "(a) Minimum EBITDA. Borrower shall maintain EBITDA (for the consecutive twelve month period then ending) as of the last day of each fiscal quarter of not less than the amount set forth below opposite the applicable fiscal quarter ending date:

Fiscal Quarter Ending Date	***Amount***
December 31, 2014	*($2,100,000)*
March 31, 2015	*($20,000,000)*
June 30, 2015	*($25,000,000)*
September 30, 2015	*($20,000,000)*
December 31, 2015	*($5,000,000)*
March 31, 2016	*$0*
June 30, 2016	*$5,000,000*
September 30, 2016	*$10,000,000*
December 31, 2016 and each fiscal quarter ending thereafter	*$20,000,000"*

   (b) Section 7.9(b) is hereby amended and restated in its entirety as follows:

   "(b) Minimum Liquidity Ratio. Borrower shall maintain at all times a Liquidity Ratio of not less than 1.00 to 1.00"

5. <u>Section 7.15</u> of the Credit Agreement is hereby amended and restated as follows:

> *"<u>Use of Proceeds</u>. Use all Advances of the Revolving Credit as set forth in Section 2.13 hereof. The Borrower shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation."*

6. <u>Section 9.1(a)</u> of the Credit Agreement is hereby amended and restated as follows:

> *"(a) non-payment when due of (i) the principal or interest on the Indebtedness under the Revolving Credit (including the Swing Line) or (ii) any Reimbursement Obligation or (iii) any Fees."*

7. <u>Section 9.2</u> of the Credit Agreement is hereby amended and restated as follows:

> *"<u>Exercise of Remedies</u>. If an Event of Default has occurred and is continuing hereunder: (a) the Agent may, and shall, upon being directed to do so by the Majority Revolving Credit Lenders, declare the Revolving Credit Aggregate Commitment terminated; (b) the Agent may, and shall, upon being directed to do so by the Majority Lenders, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrower; (c) upon the occurrence of any Event of Default specified in Section 9.1(i) and notwithstanding the lack of any declaration by the Agent under preceding clauses (a) or (b), the entire unpaid principal Indebtedness shall become automatically and immediately due and payable, and the Revolving Credit Aggregate Commitment shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Revolving Credit Lenders, demand immediate delivery of cash collateral, and the Borrower agrees to deliver such cash collateral upon demand, in an amount equal to 105% the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, for deposit into an account controlled by the Agent; (e) the Agent may, and shall, upon being directed to do so by the Majority Lenders, notify the Borrower or any applicable Credit Party that interest shall be payable on demand on all Indebtedness (other than Revolving Credit Advances, Swing Line Advances with respect to which Section 2.6 hereof shall govern) owing from time to time to the Agent or any Lender, at a per annum rate equal to the then applicable Base Rate plus two percent (2%); and (f) the Agent may, and shall, upon being directed to do so by the Majority Lenders or the Lenders, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law."*

8. Section 10.1 of the Credit Agreement is hereby amended as follows:

(a) Section 10.1(a) is hereby amended and restated in its entirety as follows:

"(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided herein, all payments made by the Borrower of principal, interest or fees hereunder shall be made without setoff or counterclaim on the date specified for payment under this Agreement and must be received by the Agent not later than 1:00 p.m. (Detroit time) on the date such payment is required or intended to be made in Dollars in immediately available funds to the Agent at the Agent's office located at 411 West Lafayette, 7th Floor, MC 3289, Detroit, Michigan 48226, for the ratable benefit of the Revolving Credit Lenders with respect to the Revolving Credit and any Letter of Credit Obligations. Any payment received by the Agent after 1:00 p.m. (Detroit time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Upon receipt of each such payment, the Agent shall make prompt payment to each applicable Lender, or, in respect of Eurodollar-based Advances, such Lender's Eurodollar Lending Office, in like funds and currencies, of all amounts received by it for the account of such Lender."

(b) Section 10.1(b) is hereby amended and restated in its entirety as follows:

"(b) Unless the Agent shall have been notified in writing by the Borrower at least two (2) Business Days prior to the date on which any payment to be made by the Borrower is due that the Borrower does not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Borrower has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Revolving Credit Lender on such payment date an amount equal to such Lender's share of such assumed payment. If the Borrower has not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to the Federal Funds Effective Rate for the first two (2) Business Days that such amount remains unpaid, and thereafter at a rate of interest then applicable to such Revolving Credit Advances."

9. Section 10.2 of the Credit Agreement is hereby amended and restated as follows:

"Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 9.1(i), immediately following the occurrence thereof, and in the case of any other Event of Default: (a) upon the termination of the Revolving Credit Aggregate Commitment, (b) the acceleration of any Indebtedness arising under this Agreement, (c) at the Agent's option, or (d) upon the request of the Majority Lenders after the commencement of any remedies hereunder, the Agent shall apply the proceeds of any Collateral, together with any offsets, voluntary

BN 20211963v9

payments by any Credit Party or others and any other sums received or collected in respect of the Indebtedness first, to pay all incurred and unpaid fees and expenses of the Agent under the Loan Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of any Loan Document, next, to pay any fees and expenses owed to the Issuing Lender hereunder, next, to pay principal and interest due under the Revolving Credit (including the Swing Line and any Reimbursement Obligations) and to cash collateralize all outstanding Letters of Credit in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiration of all outstanding Letters of Credit, on a pro rata basis, next, to pay any obligations owing by any Credit Party under any Hedging Agreements on a pro rata basis, next, to pay any other Indebtedness on a pro rata basis, and then, if there is any excess, to the applicable Credit Parties, as the case may be."

10. Section 10.3 of the Credit Agreement is hereby amended and restated as follows:

> *"Pro-rata Recovery. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of, or interest on, any of the Advances made by it, or the participations in Letter of Credit Obligations or Swing Line Advances held by it in excess of its pro rata share of payments then or thereafter obtained by all Lenders upon principal of and interest on all such Indebtedness, such Lender shall purchase from the other Lenders such participations in the Revolving Credit and/or the Letter of Credit Obligation held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably in accordance with the applicable Percentages of the Lenders; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest."*

11. Section 13.7(d)(i) of the Credit Agreement is hereby amended and restated as follows:

> *"(i) each such assignment shall be made on a pro rata basis, unless otherwise agreed to by the Agent, and shall be in a minimum amount of the lesser of (x) Five Million Dollars ($5,000,000) or such lesser amount as the Agent shall agree and (y) the entire remaining amount of assigning Lender's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Lender's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than $5,000,000; and"*

12. Section 13.9(b)(ii)(C) of the Credit Agreement is hereby amended and restated as follows:

> *"(C) change any of the provisions of this Section 13.9 or the definitions of "Majority Lenders", "Majority Revolving Credit Lenders", or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any*

determination or grant any consent thereunder, without the written consent of each Lender; provided that changes to the definition of "Majority Lenders" may be made with the consent of only the Majority Lenders to include the Lenders holding any additional credit facilities that are added to this Agreement with the approval of the appropriate Lenders, and,"

13. Section 13.11 of the Credit Agreement is hereby amended as follows:

(a) Section 13.11(b) is hereby amended and restated in its entirety as follows:

"(b) With respect to any Lender (i) whose obligation to make Eurodollar-based Advances has been suspended pursuant to Section 11.3 or 11.4, (ii) that has demanded compensation under Section 3.4(c), 10.1(d), 11.5 or 11.6 and that has declined or is unable to designate a different lending office in accordance with Section 13.11(a), (iii) that has become a Defaulting Lender or (iv) that has failed to consent to a requested amendment, waiver or modification to any Loan Document as to which the Majority Lenders have already consented (in each case, an "Affected Lender"), then the Agent or the Borrower may, at the Borrower's sole expense, require the Affected Lender to sell and assign all of its interests, rights and obligations under this Agreement, including, without limitation, its Revolving Credit Aggregate Commitment, to an assignee (which may be one or more of the Lenders) (such assignee shall be referred to herein as the "Purchasing Lender" or "Purchasing Lenders") within two (2) Business Days after receiving notice from the Borrower requiring it to do so, for an aggregate price equal to the sum of the portion of all Advances made by it, interest and fees accrued for its account through but excluding the date of such payment, and all other amounts payable to it hereunder, from the Purchasing Lender(s) (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including without limitation, if demanded by the Affected Lender, the amount of any compensation then due to the Affected Lender under Section 3.4(c), 10.1(d), 11.1, 11.5 and 11.6 to but excluding said date), payable (in immediately available funds) in cash. The Affected Lender, as assignor, such Purchasing Lender, as assignee, the Borrower and the Agent, shall enter into an Assignment Agreement pursuant to Section 13.7 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with a Revolving Credit Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment of the Affected Lender, provided, however, that if the Affected Lender does not execute such Assignment Agreement within (2) Business Days of receipt thereof, the Agent may execute the Assignment Agreement as the Affected Lender's attorney-in-fact. Each of the Lenders hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Lender or in its own name to execute and deliver the Assignment Agreement while such Lender is an Affected Lender hereunder (such power of attorney to be deemed coupled with an interest and irrevocable). In connection with any assignment pursuant to this Section 13.11, the Borrower or the Purchasing

Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.7."

(b) Section 13.11(d) is hereby amended and restated in its entirety as follows:

"(d) Reserved."

14. Section 13.17 of the Credit Agreement is hereby amended and restated as follows:

"Complete Agreement; Conflicts. This Agreement, the Notes (if issued), any Requests for Revolving Credit Advance and Requests for Swing Line Advance, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern."

15. The existing Schedule 1.1 (Applicable Margin Grid) to the Credit Agreement is hereby deleted in its entirety and replaced with a new Schedule 1.1 attached to this Amendment as Attachment 1.

16. The existing Schedule 1.2 (Percentages and Allocations) to the Credit Agreement is hereby deleted in its entirety and replaced with a new Schedule 1.2 attached to this Amendment as Attachment 2.

17. The existing Exhibit J (Form of Covenant Compliance Report) to the Credit Agreement is hereby deleted in its entirety and replaced with new Exhibit J attached to this Amendment as Attachment 3.

18. The existing Exhibit K (Form of Term Loan Note) to the Credit Agreement is hereby deleted in its entirety.

19. The existing Exhibit L (Form of Term Loan Rate Request) to the Credit Agreement is hereby deleted in its entirety.

20. All other references to the Term Loan, any associated terms and conditions in the Credit Agreement, and any amendments, restatements, supplements, schedules and exhibits are deleted in their entirety, and any related language shall be read as if the outstanding principal balance of the Term Loan, together with all accrued interest and fees payable thereon, have been repaid in full by Borrower and the Term Loan has been terminated.

21. This Amendment shall be effective (according to the terms hereof) on the date that the following conditions have been satisfied (the "Amendment Effective Date"):

(a) Agent shall have received executed facsimile or email counterparts of this Amendment, in each case duly executed and delivered by Agent, Lenders, Borrower, and Guarantors, with originals following promptly thereafter;

(b) Borrower shall have paid to Agent, by requesting an Advance under the Revolving Credit, for pro rata distribution to the Term Loan Lenders in accordance with their respective Term Loan Percentages, all of the outstanding principal balance of the Term Loan, together with all accrued interest on the principal balance being prepaid to the date of such payments, and any fees payable thereon, in accordance with the terms and conditions of the Credit Agreement, so that, as of the Amendment Effective Date, no principal amount on the Term Loan is outstanding and no installment payment, interest or fees have accrued or are payable thereon; and

(c) Borrower shall have paid (i) to Agent, for pro rata distribution to the Lenders which have approved this Amendment, a non-refundable amendment fee of $80,000, and (ii) to Agent and the Lenders all fees, costs and expenses, if any, owed to Agent and the Lenders and accrued as of the Amendment Effective Date, in each case, as and to the extent required to be paid in accordance with the Loan Documents.

22. Borrower and Guarantors hereby represent and warrant that, after giving effect to the amendments to the Credit Agreement contained herein, (a) the execution and delivery of this Amendment and the performance by Borrower and Guarantors of their obligations under the Credit Agreement, in each case as amended hereby, are within their corporate or limited liability powers, have been duly authorized, are not in contravention of law applicable to such party or the terms of their articles of incorporation or bylaws or articles of organization or operating agreement, and do not require the consent or approval of any governmental body, agency or authority, and this Amendment and the Credit Agreement (as amended herein) will constitute the valid and binding obligations of such party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that it is already qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

23. Except as specifically set forth herein, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder (except pursuant to the terms of this Amendment), or any of the other Loan Documents. Nor shall this Amendment constitute a waiver or release by Agent or Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder, or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders or Agent with respect to any other non-compliance by Borrower or any Guarantor with the Credit Agreement, or the other Loan Documents, whether in the

nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

24. Borrower and Guarantors hereby reaffirm, confirm, ratify and agree to be bound by their covenants, agreements and obligations under the Credit Agreement and (as amended hereby) and any other Loan Documents previously executed and delivered by them, or executed and delivered in accordance with this Amendment. Each reference in the Loan Documents to "the Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment.

25. Borrower and Guarantors hereby acknowledge and agree that this Amendment and the amendments and consents contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrower, Guarantors or any other Credit Party or any rights, privilege or remedy of Lenders under the Credit Agreement or any other Loan Document.

26. Unless otherwise defined to the contrary herein, all capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement.

27. This Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement.

28. This Amendment shall be construed in accordance with and governed by the laws of the State of California (without giving effect to conflict of laws principles).

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, Agent, Lenders, Borrower, and Guarantors have each caused this Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent and a Lender

By: ____________________

Name: Dennis Roodvoet

Title: SVP

SILICON VALLEY BANK, as a Lender

By: [signature]
Name: Drew Belto
Title: Vice President

CITY NATIONAL BANK, as a Lender

By: [signature]
Name: Brian Lewis
Title: VP

Signature Page to Second Amendment to Credit Agreement

ROCKET FUEL INC., as Borrower

By: [signature]
Name: Carl Hoagland
Title: Interim CFO, Rocket Fuel Inc.

X PLUS TWO SOLUTIONS, LLC, as a Guarantor

By: ______________________________
Name: HENRIK GERDES
Title: Chief Financial Officer of X Plus Two

X PLUS ONE SOLUTIONS, INC., as a Guarantor

By: ______________________________
Name: HENRIK GERDES
Title: Chief Financial Officer of X Plus One

Attachment 1

Schedule 1.1
Applicable Margin Grid
Revolving Credit Facility
(basis points per annum)

Basis for Pricing	**Level I****	**Level II**	**Level III**
Pricing Liquidity*	≥$100,000,000	<$100,000,000 and ≥ $50,000,000	<$50,000,000
Revolving Credit Eurodollar-based Rate Margin	262.5	287.5	312.5
Revolving Credit Base Rate Margin	162.5	187.5	212.5
Revolving Credit Facility Fee	37.5	37.5	37.5
Letter of Credit Fees (exclusive of facing fees)	262.5	287.5	312.5

* Definitions as set forth in the Credit Agreement

** Level I pricing shall be in effect until the delivery of the Covenant Compliance Report for the quarter ending December 31, 2015, after which time the pricing grid shall govern.

Attachment 2

Schedule 1.2
Percentages and Allocations
Revolving Credit Facility

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS
Comerica Bank	45.45454545%	$36,363,636.36
Silicon Valley Bank	36.36363636%	$29,090,909.09
City National Bank	18.18181818%	$14,545,454.55
TOTALS:	**100%**	**$80,000,000**

Attachment 3

EXHIBIT J

FORM OF COVENANT COMPLIANCE REPORT

Please send all Required Reporting to:

Comerica Bank
411 W. Lafayette Ave., MC 3289
Detroit, Michigan 48226
Attention: Corporate Finance
Fax: (313) 222-9434

FROM: ROCKET FUEL INC.

The undersigned authorized Officer of ROCKET FUEL INC. ("Borrower"), hereby certifies that in accordance with the terms and conditions of that certain Second Amended and Restated Revolving Credit and Term Loan Agreement made as of the 31st day of December, 2014 (as amended, restated or otherwise modified from time to time, the "Credit Agreement"), by and among the financial institutions from time to time signatory thereto (each, individually, a "Lender," and any and all such financial institutions collectively, the "Lenders"), Comerica Bank, as administrative agent for the Lenders (in such capacity, "Agent"), and Borrower, (i) Borrower is in complete compliance for the period ending _______ ____________________________ with [Section 7.9(b) and Section 7.9(c)(ii)][1][all required covenants][2], except as noted below and (ii) all representations and warranties of Borrower stated in the Credit Agreement are true and correct in all material respects as of the date hereof (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). Attached herewith are the required documents supporting the above certification. [The Officer further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.][3]

Please indicate compliance status by circling Yes/No under "Complies" or "Applicable" column.

REPORTING COVENANTS[4]	REQUIRED	COMPLIES	
Audited Annual F/S	Annually, within 90 days	YES	NO
Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Covenant Compliance Certificate (Liquidity Ratio and minimum Cash)	Monthly, within 30 days	YES	NO
Annual Covenant Compliance Certificate	Annually, within 90 days	YES	NO
Quarterly Covenant Compliance Certificate	Quarterly, for first three fiscal quarters, within 30 days	YES	NO
Borrowing Base Cert., A/R & A/P Agings	Monthly, within 30 days	YES	NO
Annual projections	60 days after FYE	YES	NO
Audit	Semi-annual	YES	NO
10-Q	Quarterly, within 45 days of fiscal quarter end	YES	NO
10-K	Annually, within 90 days of FYE	YES	NO
Pricing Liquidity	Amount: $______________________	YES	NO
Applicable level on the pricing matrix on Schedule 1.1[5]	**Level** ____		

---

[1] Include in monthly Covenant Compliance Reports delivered pursuant to Section 7.2(a)(ii).

[2] Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).

[3] Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).

[4] Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).

[5] Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).

REPORTING COVENANTS[1]	DESCRIPTION	APPLICABLE	
Legal action which could reasonably be expected to have MAE	Notify promptly upon notice	YES	NO
Mergers & Acquisitions > $5,000,000	10 – 90 days prior to date of acquisition closing	YES	NO
Cross default with other agreements	Notify promptly upon notice	YES	NO
> $1,000,000		YES	NO
Judgment > $1,000,000	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES	
Minimum EBITDA (tested quarterly)	*	$________	YES	NO
Minimum Liquidity Ratio (tested monthly)	1.00:1.00	______:______	YES	NO
Minimum Cash on deposit with Agent or Lenders (tested as of the 15th day of each month and the last day of each month)	$30,000,000	$________ (as of 15th day of month) $________ (as of last day of month)	YES	NO

OTHER COVENANTS[2]	REQUIRED	ACTUAL	COMPLIES	
Permitted payments in lieu of fractional shares in connection with conversion or exercise of convertible securities	≤$1,000,000	$________	YES	NO
Permitted payments in lieu of fractional shares in connection with stock dividends and splits	≤$1,000,000	$________	YES	NO
Permitted Investments for loans to employees, officers and directors	≤$1,000,000	$________	YES	NO
Permitted Investments by Borrower or a Guarantor to subsidiaries that are not Borrower or a Guarantor	≤$3,000,000	$________	YES	NO
Permitted Investments for joint ventures	≤$250,000	$________	YES	NO
Permitted Investments in connection with Guarantee Obligations	≤$1,000,000	$________	YES	NO
Other Investments	≤$1,000,000	$________	YES	NO
Capital Expenditures	**	$________	YES	NO
Asset Sales, other than those permitted by any clause	≤$1,000,000	$________	YES	NO

1 Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).

2 Include in quarterly and annual Covenant Compliance Reports delivered pursuant to Section 7.2(a)(iii).

of Section 8.4 of the Credit Agreement other than clause (g)				
Amount of obligations secured by other liens pursuant to Section 8.2(i)	≤$1,000,000	$__________	YES	NO
Balance of corporate credit cards	≤$3,000,000	$__________	YES	NO
Other letters of credit	≤$1,000,000	$__________	YES	NO
Debt of Person that becomes a Subsidiary of Borrower after Effective Date (or assumed by Borrower or a Subsidiary in connection with Permitted Acquisition)	≤$1,000,000	$__________	YES	NO
Permitted Debt to finance acquisition of fixed/ capital assets	≤$50,000,000	$__________	YES	NO
Additional Unsecured Debt	≤$1,000,000	$__________	YES	NO

*

Fiscal Quarter Ending Date	Amount
December 31, 2014	($2,100,000)
March 31, 2015	($20,000,000)
June 30, 2015	($25,000,000)
September 30, 2015	($20,000,000)
December 31, 2015	($5,000,000)
March 31, 2016	$0
June 30, 2016	$5,000,000
September 30, 2016	$10,000,000
December 31, 2016 and each fiscal quarter ending thereafter	$20,000,000

**

Fiscal Year Ending Date	Amount
December 31, 2014	$45,000,000, plus any amount (up to $10,000,000) carried forward from prior Fiscal Year
December 31, 2015	$18,000,000, plus any amount (up to $10,000,000) carried forward from prior Fiscal Year
December 31, 2016 and each Fiscal Year thereafter	$15,000,000, plus any amount (up to $10,000,000) carried forward from prior Fiscal Year

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Credit Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

____

Authorized Signer

____

Name:

____

Title: